

OneSmart International Education Group Limited (Cayman Islands)
100%
OneSmart Edu Inc. (British Virgin Islands)
100%
Metaverse Information Technology Limited(BVI)
100%
Metaverse Information Technology Limited (HK)
100%
Metaverse Digital Technology Co., Limited
Brilight Limited
4.93%
Blue Lake Captial Fund,L.P
5.03%
90%
OneSmart Online Edu Inc. (Cayman Islands)
100%
Yimi Education Technology Inc. (Cayman Islands)
100%
Yimi Education Technology(HK) Limited (Hong Kong)
100%
OneSmart Edu(HK) Limited (Hong Kong)
100%
OneSmart Great Edu(HK) Limited (Hong Kong)
100%
Yimi Education Technology (shanghai) Co., ltd
VIE
Xiangyuan (Shanghai) Education Technology Co., Ltd.
44%
Hunan Jingzhirui Education Consulting Co., LTD
2 schools
3 subsidiaries
WOFE
Shanghai Jingrui Information Technology Co., Ltd.
Shanghai JingXueRui Information Technology Co., Ltd.
Shanghai Jingrui Business Consulting Co., Ltd.
Shanghai Jingerrui Education Technology Co., ltd
Mr. Zhang Xi
28.9%
Shanghai Jingrui Education Technology Group
71.1
VIE
Shanghai OneSmart Education and Training Co., Ltd.
Shanghai Ruisi Technology Information Consulting Co., Ltd.
62%
Mr. Zhang Xi
Shanghai Jingrui Education Technology Group
38%
100%
8 subsidiaries
64 subsidiaries
100%
Shanghai Jingrui Education Investment Co., Ltd.
230 subsidiaries
100%
Shanghai Jingyu Investment Co., Ltd.
106 subsidiaries
33 subsidiaries